Impinj Announces Partial Repurchase of 1.125% Convertible Notes due 2027

SEATTLE, March 16, 2026 – Impinj, Inc. (Nasdaq: PI), today announced that it entered into separate, privately negotiated repurchase agreements with certain holders of its 1.125% Convertible Notes due 2027 (the “Notes”) to repurchase for cash (the “Repurchases”) approximately $40.2 million aggregate principal amount of the Notes for a total repurchase cost (including accrued and unpaid interest) of approximately $47.2 million. The Repurchases are expected to close on March 16, 2026. Following such closings, approximately $57.3 million aggregate principal amount of the Notes will remain outstanding.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding the expected closing of the repurchases and the impact on the outstanding aggregate principal amount of the Notes. Forward-looking statements are subject to known and unknown risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Potential risks and uncertainties that could cause actual results to differ materially from the results predicted include, among others, changes in the convertible note and other capital markets; and those risks and uncertainties included under the caption “Risk Factors” and elsewhere in our annual reports on Form 10-K and quarterly reports on Form 10-Q filed with the U.S. Securities and Exchange Commission.

About Impinj

Impinj (Nasdaq: PI) helps businesses and people analyze, optimize, and innovate by wirelessly connecting billions of everyday things — such as apparel, automobile parts, luggage, and shipments — to the Internet. The Impinj platform uses RAIN RFID to deliver timely data about these everyday things to business and consumer applications, enabling a boundless Internet of Things. www.impinj.com

For more information, contact:
Investor Relations

Andy Cobb, CFA

Vice President, Corporate Finance & Investor Relations
+1 206-315-4470
ir@impinj.com

Media Relations

Emily Schauer
Senior Corporate Communications Manager
+1 206-209-2923
eschauer@impinj.com

www.impinj.com | 400 Fairview Ave. N, Suite 1200 | Seattle, WA 98109 | Tel +1-206-517-5300